ARTICLES OF INCORPORATION
               OF LA CROSSE FUNDS, INC.


  The undersigned, for the purpose of forming a Wisconsin corporation under Chapter 180 of the Wisconsin Statutes, hereby adopts the following
Articles of Incorporation:

                       ARTICLE I

  The name of the corporation (hereinafter, the "Corporation") is:

                 LaCrosse Funds, Inc.

                      ARTICLE II

  The period of existence of the Corporation shall be perpetual.

                      ARTICLE III

   The  purpose for which the Corporation is  organized
is, without limitation, to act as an investment company
pursuant  to  the Investment Company Act  of  1940,  as
amended  from  time  to time (the  "Investment  Company
Act"),   and   for   any  other  purposes   for   which
corporations may be organized under Chapter 180 of the Wisconsin Statutes, as amended from time to time (the
"WBCL").

                      ARTICLE IV

    A. The aggregate number of shares which the Corporation shall have the authority to issue is Nine
Thousand (9,000) shares of Common Stock with a par value of $.00001 per share. Subject to the following paragraph, the authorized shares are classified as follows:

      Class                 Authorized Number of Shares

LaCrosse U.S. Large  Cap               9,000
Growth  &  Income  Fund

   B.  The Board of Directors is authorized to classify
or  to  reclassify  (i.e. into classes  and  series  of
classes), from time to time, any unissued shares of the
Corporation,  whether now or hereafter  authorized,  by
setting,  changing,  or eliminating the  distinguishing
designation  and  the  preferences,  limitations,   and
relative rights, in whole or in part, to the fullest extent permissible under the WBCL.

   Unless  otherwise provided by the Board of Directors
prior to the issuance of shares, the shares of any  and
all   classes  and  series  shall  be  subject  to  the
following:

      1.    The  Board  of Directors may redesignate  a
class or series whether or not shares of such class  or
series  are issued and outstanding, provided that  such
redesignation   does   not  affect   the   preferences,
limitations, and relative rights, in whole or in part, of such class or series.

     2.   The assets and liabilities and the income and
expenses for each class shall be attributable  to  that
class.   The assets and liabilities and the income  and
expenses  of  each  series  within  a  class  shall  be
determined separately and, accordingly, the  net  asset
value of shares may vary from series to series within a
class.    The  income  or  gain  and  the  expense   or
liabilities of the Corporation shall be allocated to each class or series as determined by or under the direction of the Board of Directors.

      3. Shares of each class or series shall be entitled to such dividends or distributions, in shares or in cash or both, as may be declared from time to time by the Board of Directors with respect to such class or series. Dividends or distributions shall be paid on shares of a class or series only out of the assets belonging to that class or series.

      4. Any shares redeemed by the Corporation shall be deemed to be canceled and restored to the status of authorized but unissued shares of the particular class or series.

       5.     In  the  event  of  the  liquidation   or
dissolution of the Corporation, the holders of a  class
or  series shall be entitled to receive, as a class  or
series,  out of the assets of the Corporation available
for  distribution to shareholders, the assets belonging
to  that class or series less the liabilities allocated
to  that  class or series.  The assets so distributable
to   the  holders  of  a  class  or  series  shall   be
distributed  among  such holders in proportion  to  the
number  of shares of that class or series held by  them
and  recorded on the books of the Corporation.  In  the
event   that   there  are  any  assets  available   for
distribution   that   are  not  attributable   to   any
particular class or series, such assets shall be allocated to all classes or series in proportion to the net asset value of the respective class or series.

      6. All holders of shares shall vote as a single class and series except with respect to any matter which affects only one or more series or class of shares, in which case only the holders of shares of the class or series affected shall be entitled to vote.

       7.     For   purposes   of   the   Corporation's
Registration  Statement filed with the  Securities  and
Exchange  Commission under the Securities Act of  1933,
as  amended, and the Investment Company Act,  including
all   prospectuses   and   Statements   of   Additional
Information,   and  other  reports  filed   under   the
Investment Company Act, references therein to "classes" of the Corporation's common stock shall mean "series", as used in these Articles of Incorporation and the WBCL, and references therein to "series" shall mean
"classes", as used in these Articles of Incorporation and the WBCL.

   C. The Corporation may issue fractional shares. Any fractional shares shall carry proportionately all the rights of whole shares, including, without limitation, the right to vote and the right to receive dividends and distributions.

   D.  The  Board  of Directors of the Corporation  may
authorize the issuance and sale of any class or  series
of  shares from time to time in such amount and on such
terms  and conditions, for such purposes and  for  such
amounts  or  kinds of consideration  as  the  Board  of
Directors  shall  determine,  subject  to  any   limits
required  by  then  applicable law.   Nothing  in  this
paragraph shall be construed in any way as limiting the
authority  of  the  Board  of Directors  to  issue  the
Corporation's  shares  in  connection  with   a   share
dividend under the WBCL.

   E.  Subject  to  the  suspension  of  the  right  of
redemption  or postponement of the date of  payment  or
satisfaction  upon  redemption in accordance  with  the
Investment  Company Act, each holder of  any  class  or
series  of  the  Common Stock of the Corporation,  upon
request   and  after  complying  with  the   redemption
procedures established by or under the supervision of the Board of Directors, shall be entitled to require the Corporation to redeem out of legally available funds all or any part of the Common Stock standing in the name of such holder on the books of the Corporation at the net asset value (as determined in accordance with the Investment Company Act) of such shares (less any applicable redemption fee), which shall be paid in cash or other property and under procedures adopted by the Board of Directors. Any such redeemed shares shall be canceled and restored to the status of authorized but unissued shares.

    F. The Board of Directors may authorize the Corporation, at its option and to the extent permitted by and in accordance with the Investment Company Act, to redeem any shares of Common Stock of any class or series of the Corporation owned by any shareholder under circumstances deemed appropriate by the Board of Directors in its sole discretion from time to time, including without limitation the failure to maintain ownership of a specified minimum number or value of shares of Common Stock of any class or series of the Corporation, at the net asset value (as determined in accordance with the Investment Company Act) of such shares (less any applicable redemption fee).

   G.  The  Board of Directors of the Corporation  may,
upon  reasonable notice to the holders of Common  Stock
of any class or series of the Corporation, impose a fee
for  the  redemption of shares, such fee to be  not  in
excess  of  the  amount set forth in the  Corporation's
then  existing By-Laws and to apply in the case of such
redemptions and under such terms and conditions as  the
Board  of  Directors  shall determine.   The  Board  of
Directors   shall   have  the  authority   to   rescind
imposition of any such fee in its discretion and to reimpose the redemption fee from time to time upon reasonable notice.

   H. No holder of the Common Stock of any class or series of the Corporation shall, as such holder, have any right to purchase or subscribe for any shares of the Common Stock of any class or series of the Corporation which it may issue or sell (whether out of the number of shares authorized by these Articles of Incorporation, or out of any shares of the Common Stock of any class or series of the Corporation acquired by it after the issue thereof, or otherwise) other than such right, if any, as the Board of Directors, in its sole discretion, may determine.

   I. With respect to any class or series, the Board of
Directors  may adopt provisions to seek to  maintain  a
stable net asset value per share.  Without limiting the
foregoing,  the  Board of Directors may determine  that
the  net  asset value per share of any class or  series
should be maintained at a designated constant value and
may   establish   procedures,  not  inconsistent   with
applicable  law,  to  accomplish  that  result.    Such
procedures may include a requirement, in the event of a net loss with respect to the particular class or series from time to time, for automatic pro rata capital contributions from each shareholder of that class or series in amounts sufficient to maintain the designated constant share value.

                       ARTICLE V

  The number of directors shall be fixed by the By-Laws of the Corporation.

                      ARTICLE VI

   The  Corporation reserves the right to  enter  into,
from  time  to  time,  investment  advisory  agreements
providing  for  the management and supervision  of  the
investments  of  the  Corporation,  the  furnishing  of
advice   to  the  Corporation  with  respect   to   the
desirability  of  investing in, purchasing  or  selling
securities  or  other  assets  and  the  furnishing  of
clerical   and   administrative   services    to    the
Corporation. Such agreements shall contain such other terms, provisions and conditions as the Board of Directors of the Corporation may deem advisable and as are permitted by the Investment Company Act.

   The  Corporation may, without limitation,  designate
distributors,  custodians, transfer agents,  registrars
and/or  disbursing agents for the stock and  assets  of
the  Corporation and employ and fix the powers, rights,
duties, responsibilities and compensation of each  such
distributor,   custodian,  transfer  agent,   registrar
and/or disbursing agent.


                      ARTICLE VII

   The address of the initial registered office of the Corporation is 311 Main Street, LaCrosse, Wisconsin
54602 and the name of the initial registered agent at such address is Gary M. Veldey.

                     ARTICLE VIII

    The   name   and   address  of  the   Corporation's
incorporator  is:  Scott A. Moehrke,  Godfrey  &  Kahn,
S.C.,  780  North  Water Street,  Milwaukee,  Wisconsin
53202.

  Dated this 28th day of August , 1998.



                              /s/ Scott A. Moehrke
                              -------------------------
                              Name:  Scott A. Moehrke
                              Title:  Incorporator



This instrument was drafted by:

Dennis F. Connolly
Godfrey & Kahn, S.C.
780 North Water Street
Milwaukee, Wisconsin  53202